                                       ENGINEERED SUPPORT SYSTEMS, INC.
                         Exhibit 11 - Statement Re: Computation of Earnings Per Share
                                    (in thousands, except per share data)

                                                                               Year Ended
                                                             -----------------------------------------------
                                                               2000               1999               1998
                                                             ---------          ---------          ---------

NET INCOME                                                     $13,040             $7,309             $5,789
                                                             =========          =========          =========


BASIC EARNINGS PER SHARE
            Average basic shares outstanding                     7,019              5,926              4,785
                                                             =========          =========          =========

            Net income                                           $1.86              $1.23              $1.21
                                                                 =====              =====              =====

DILUTED EARNINGS PER SHARE
            Average basic shares outstanding                     7,019              5,926              4,785

            Net effect of dilutive stock options(1)                246                156                206
                                                             ---------          ---------          ---------

            Average diluted shares outstanding                   7,265              6,082              4,991
                                                             =========          =========          =========

                 Net income                                      $1.79              $1.20              $1.16
                                                                 =====              =====              =====


(1) Based on the treasury stock method

NOTE: On June 26, 1998, the Company effected a 3-for-2 stock split in the form of a 50% stock dividend. All share and per share amounts included on this schedule reflect this stock split.